EXHIBIT 4.2

                  [FORM OF SUBSCRIPTION RIGHTS CERTIFICATE]

                            [FRONT OF CERTIFICATE]

                        FIRST MONTAUK FINANCIAL CORP.
               SUBSCRIPTION RIGHTS CERTIFICATE FOR COMMON STOCK

             VOID IF NOT RECEIVED BY THE COMPANY BEFORE 5:00 P.M.
             NEW YORK CITY TIME ON__________(UNLESS OFFERING IS EXTENDED)

CONTROL NO._______SHARES OWNED ___________UNITS AVAILABLE FOR SUBSCRIPTION______

REGISTERED OWNER:

IN ORDER TO EXERCISE YOUR RIGHTS, YOU MUST COMPLETE THE REVERSE SIDE OF THIS SUBSCRIPTION RIGHTS CERTIFICATE.

As the registered owner of this Subscription Rights Certificate, you are entitled to subscribe for Units consisting of three Warrants (as described in the Prospectus) of First Montauk Financial Corp. as shown above, pursuant to the Basic Subscription Privilege and upon terms and conditions and at the Subscription Price of $.45 for each Unit. The Rights represented hereby include an Oversubscription Privilege, as described in the Prospectus. Under the Oversubscription Privilege, any number of additional Units may be purchased by Rights Holders if such Units are available.

Warrant certificates for the Units subscribed to pursuant to the Basic Subscription Privilege and Oversubscription Privilege will be delivered as soon as practicable after the expiration date. Any refund in connection with your subscription will be delivered as soon as practicable after the expiration of the offering.

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            How to Calculate the Full Basic Subscription Privilege
   No. of Rights = No. of shares owned ___________ / 3 = ____________* Units
                    (*round down to nearest whole number)
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Full Payment for Units for both the Basic Subscription Privilege and the
Oversubscription Privilege must accompany this Subscription Certificate and must be made payable in United States dollars by wire transfer or by money order or check drawn on a bank located in the United States payable to The Subscription Agent. Alternatively, a notice of guaranteed delivery must accompany this Subscription Rights Certificate.

Date:

Herbert Kurinsky                                William J. Kurinsky
President                                       Secretary




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                           [Reverse of Certificate]

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                        FIRST MONTAUK FINANCIAL CORP.
      SECTION 1: DETAILS OF SUBSCRIPTION - PLEASE PRINT ALL INFORMATION

                             CLEARLY AND LEGIBLY

IF YOU WISH TO SUBSCRIBE FOR YOUR FULL ENTITLEMENT, fill in the blanks below and enclose the amount due for the shares for which you apply:

     A. Basic Subscription Privilege. I hereby irrevocably subscribe for all of the Units for which I am entitled to apply and enclose payment therefor, as follows:

          ____________ (number of shares)
          / 3= ____________ (number of Units)

          x $.45 (price per Unit) = _________ (Amount due for Basic Subscription Privilege)

          Amount due for Basic
          Subscription Privilege Units for $_____________.

     B. Over-Subscription Privilege. I hereby irrevocably subscribe for additional Units under the Over-Subscription Privilege extended to me and enclose payment therefor, as follows:

          ______________ (number of additional Units)
          $_____________ x .45 (price per share) = ________________

          Amount due for
          Over-Subscription
          Privilege for Units $_____________.

IF YOU DO NOT WISH TO APPLY FOR YOUR FULL ENTITLEMENT, but want to subscribe for some of the Units, fill in the blanks below and enclose the amount due for the Units for which you apply.

            I hereby subscribe for the following number of Units and enclose payment therefor, as follows:

                                  __________________ (number of Units)
                                  x $.45 (price of Units) ____________________

            Amount due for
            Units applied for    $__________________.

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                                    Control No._______________
                                    Account No._______________

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SECTION 2: TO SUBSCRIBE: I acknowledged that I have received the Prospectus for this Rights Offering, and I hereby irrevocably subscribe for the number of Units indicated in Section 1 on the terms and conditions set out in the Prospectus.

Signature of Subscriber(s)                   _________________________________

                                             _________________________________

Please give your telephone #                 (  )_____________________________

Tax I.D. Number or Social Security No.       _________________________________

      If you wish to have your Units delivered to an address other than listed on this card you must have your signature guaranteed by an Eligible Guarantor Institution (as defined in the Prospectus). Please provide the delivery address below and note if it is a permanent change.



                          ___________________________

                          ___________________________

                          ___________________________


Signature                                 -------------------------------
Guaranteed                                Name of Bank or Firm
By
                                          -------------------------------
                                          Signature of Officer and Title
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